Exhibit 99.1

MCKESSON ANNOUNCES AGREEMENT TO PURCHASE CELESIO TO CREATE

LEADING GLOBAL HEALTHCARE SERVICES PLATFORM

•	McKesson Corporation to acquire entire holding of Franz Haniel & Cie. GmbH, currently representing a 50.01% stake in Celesio AG; will launch voluntary tender offers for remaining publicly-traded shares and convertible bonds; total transaction valued at $8.3 billion(€6.1 billion)*

•	Customers will benefit from increased supply chain efficiency, enhanced global sourcing, and a broad array of innovative technology and business services

•	Manufacturing partners and suppliers will benefit from access to new markets and the efficiency of a global distribution partner

•	Immediate value creation for Celesio investors at an attractive premium

San Francisco & Stuttgart, Germany – McKesson Corporation [NYSE: MCK] (“McKesson”), a leading North American healthcare services and information technology company, and Celesio AG [ISIN DE000CLS1001] (“Celesio”), a leading international wholesale and retail company and provider of logistics and services to the pharmaceutical and healthcare sectors, announced today that McKesson has signed an agreement to acquire a majority stake in Celesio for €23 per share and to launch parallel voluntary public tender offers for the remaining publicly-traded shares and outstanding convertible bonds of Celesio. The offer price of €23 per share represents a 39% premium over the three-month volume weighted average price prior to the market speculation that began on October 8, 2013. The total transaction, including the assumption of Celesio’s outstanding debt, is valued at approximately $8.3 billion(€6.1 billion)*.

McKesson and Celesio will combine to form a global leader in healthcare services with deep expertise in delivering solutions to pharmacies, manufacturers, patients and other customers. The transaction brings together the strength of two leaders with complementary geographic footprints, shared values and a heritage of trusted healthcare services – through pharmaceutical wholesaling, community pharmacy care and information technology – dating back approximately 180 years.

The combined company will be one of the largest pharmaceutical wholesalers and providers of logistics and services in the healthcare sector worldwide and expects to deliver:

•	Exceptional value to customers through increased supply chain efficiency and enhanced global sourcing;

•	Global distribution and logistics capabilities that bring new value and services to manufacturing partners;

•	A broad array of innovative technology and business services; and

•	Operating best practices across an extensive distribution network on three continents.

For more information on the transaction, visit www.GlobalHealthcareLeader.com.

“The combination of McKesson and Celesio will create a leading global healthcare services platform that will advance our customers’ ability to deliver better, more efficient healthcare solutions,” said John H. Hammergren, chairman and chief executive officer, McKesson Corporation. “The healthcare industry is evolving rapidly, marked by convergence between segments and increased globalization. With today’s announcement, we will bring together the strengths and expertise of each company to address global healthcare challenges.”

Mr. Hammergren added: “We are looking forward to working with Celesio’s management team and employees to provide our customers with more efficient delivery of healthcare products and services around the world. Our customers – from community pharmacies to major hospital networks – will benefit from the increased scale, supply chain expertise and sourcing capabilities of the combined company, together with enhanced access to innovative technology and business services.”

After completion of the transaction, McKesson and Celesio expect to maintain their own brands and continue to support customers through existing channels.

“The agreements announced today with McKesson represent an exciting new chapter for Celesio,” said Marion Helmes, speaker of the Celesio AG management board and chief financial officer. “This transaction is about growth, it positions our operations for success and brings benefits for all Celesio stakeholders. This combination allows two market leaders with complementary geographic footprints to work together in an increasingly global market segment.”

Ms. Helmes added: “Both companies have a long history of leadership in the pharmaceutical wholesale and retail pharmacy industries, and our mission and values are very similar to McKesson’s. We believe that our employees, all of whom are passionate about the important role they play in the delivery of quality healthcare services, will benefit from being part of an even stronger international group.”

The operations of Celesio will be part of McKesson’s Distribution Solutions segment, headed by Paul C. Julian, executive vice president and group president, who commented: “We are looking forward to welcoming the management team and employees of Celesio. McKesson and Celesio share a culture of respect for our customers and for the employees who serve them every day. The business leaders in McKesson and Celesio have built relationships with customers over many years and have a deep understanding of their own unique markets. We look forward to supporting Celesio and their business leaders as they implement their currently planned strategy for growth, and ultimately aligning our organizations more closely in the areas where we can deliver further value for our customers and manufacturing partners.”

The combined group is expected to have annual revenues in excess of $150 billion(€111 billion)*, approximately 81,500 employees worldwide and operations in more than 20 countries. McKesson and Celesio deliver to approximately 120,000 pharmacy and hospital locations on a daily basis in the U.S., Canada, Europe and Brazil, including more than 11,000 pharmacies that are either owned or are part of a strategic banner or franchise network of community pharmacies.

Transaction structure

Under the terms of a share purchase agreement between McKesson and Franz Haniel & Cie. GmbH (“Haniel”), the majority shareholder in Celesio, McKesson has agreed to acquire Haniel’s stake in Celesio, currently representing 50.01% of the total outstanding shares of the company. The share purchase agreement has been approved by McKesson’s Board of Directors and Haniel’s Supervisory Board.

McKesson has also entered into a business combination agreement with Celesio which outlines the key parameters that will facilitate the combination of both companies and has been approved by McKesson’s Board of Directors and Celesio’s Supervisory Board. The Management Board and the Supervisory Board of Celesio welcome the takeover offer and the members of the Management Board intend to accept the takeover offer for any Celesio shares held by them.

McKesson will launch parallel tender offers for Celesio’s publicly-traded shares at €23 per share and its outstanding convertible bonds at a price corresponding to the value of the underlying shares implied by a €23 per share offer price, which equals €53,117.78 per bond for Celesio’s convertible bond due 2014 (principal amount of €50,000) and €120,798.32 per bond for Celesio’s convertible bond due 2018 (principal amount of €100,000). McKesson expects the tender offers to commence during McKesson’s fiscal third quarter of 2014, ending December 31, 2013, and conclude in McKesson’s fiscal fourth quarter of 2014, but no earlier than January 17, 2014.

The share purchase from Haniel and the tender offers are subject to certain closing conditions, including regulatory approvals and the acquisition by McKesson of a minimum of 75% of the shares of Celesio on a fully diluted basis.

Upon the successful completion of the tender offers, McKesson will consolidate the financial results of Celesio, and McKesson’s earnings will reflect its proportionate share of Celesio’s earnings. McKesson expects to complete the tender offers in its fiscal fourth quarter of 2014, ending March 31, 2014, and expects to complete the required steps to obtain operational control of Celesio during McKesson’s fiscal 2015.

Financial details

By the fourth year following the completion of the required steps to obtain operational control of Celesio, McKesson expects to realize annual synergies between $275 million and $325 million.

McKesson expects to fund a portion of the transaction with cash and has put a bridge financing facility in place to fund the balance of the transaction. The permanent financing structure will be determined by the timing and the number of Celesio shares and convertible bonds tendered in the tender offers. McKesson is committed to maintaining its status as an investment grade rated company in the final permanent financing structure.

McKesson expects the transaction to be $1.00 to $1.20 accretive to adjusted earnings per share in the first twelve months following the successful completion of the tender offers. The estimated range of accretion assumes McKesson achieves 100% ownership of the shares of Celesio at the conclusion of the tender offers. The final range of accretion will be dependent on the actual result of the tender offers, the permanent financing structure, and the estimated operating results of the business.

Conference call details

John Hammergren, chairman and chief executive officer of McKesson, will provide more information on the transaction on the company’s previously scheduled earnings call on October 24, 2013 at 8:30am Eastern Time (5:30am Pacific Time / 2:30pm Central European Time). The dial-in number for individuals wishing to participate on the call is +1 719-234-7317. Erin Lampert, senior vice president, Investor Relations, is the leader of the call, and the password to join the call is “McKesson.” The conference call will also be available live and archived on the company’s Investor Relations website at www.mckesson.com/investors.

*	Exchange rate: 1 Euro = US$1.35

About McKesson Corporation

McKesson Corporation, currently ranked 14th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. McKesson partners with payers, hospitals, physician offices, pharmacies, pharmaceutical companies and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit www.mckesson.com.

About Celesio Group

Celesio is a leading international wholesale and retail company and provider of logistics and services to the pharmaceutical and healthcare sectors. The proactive and preventive approach ensures that patients receive the products and support that they require for optimum care.

With 38,000 employees, Celesio operates in 14 countries around the world. Every day, the group serves over 2 million customers – at 2,200 pharmacies of its own and 4,100 participants in brand partnership schemes. With 132 wholesale branches, Celesio supplies 65,000 pharmacies and hospitals every day with up to 130,000 pharmaceutical products. The services benefit a patient pool of about 15 million per day.

McKesson Corporation Contacts:

Investors and Financial Media:

Erin Lampert, 415-983-8391

Erin.Lampert@mckesson.com

Media:

Kris Fortner, 415-983-8352

Kris.Fortner@mckesson.com

Celesio Group Contacts:

Investor Relations:

Markus Georgi

+49 711 5001-1208

investor@celesio.com

Creditor Relations:

Marcus Hilger

+49 711 5001-552

finance@celesio.com

Media:

Marc Binder, +49 711 5001-380

media@celesio.com

Rainer Berghausen, +49 711 5001-549

media@celesio.com

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION.

Disclaimer

This press release is for information purposes only and does not constitute an invitation to make an offer to sell any shares in Celesio AG (“Celesio Shares”), a company organized under the laws of Germany (“Celesio”), or any convertible bonds issued by Celesio (“Convertible Bonds”). This press release does not constitute an offer to purchase Celesio Shares or Convertible Bonds and is not for the purposes of making any representations or entering into any other binding legal commitments.

An offer to purchase Celesio Shares or Convertible Bonds will be solely made by the respective offer document which is to be published in due course and is exclusively subject to such offer document’s terms and conditions. The terms and conditions contained in such offer document may differ from the general information described in this press release.

The terms and conditions of the offer in relation to the Celesio Shares (“Takeover Offer”) will be published in the offer document for the Takeover Offer only after the permission by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, BaFin) has been obtained. Investors and shareholders of Celesio are strongly advised to read the relevant documents regarding the Takeover Offer published by Dragonfly GmbH & Co. KGaA (“Dragonfly”), a wholly owned subsidiary of McKesson Corporation (“McKesson”), which will make the Takeover Offer, when they become available because they will contain important information. Investors and shareholders of Celesio will be able to receive these documents, when they become available, at the website www.GlobalHealthcareLeader.com. Upon publication, the offer document for the Takeover Offer will also be available free of charge at a specified location and will be mailed to investors and shareholders of Celesio free of charge upon request.

The terms and conditions of the offers in relation to the Convertible Bonds (“Bond Offers” and together with the Takeover Offer, the “Offers”) will be published in the offer document for the Bond Offers on or about the time as the offer document for the Takeover Offer will be published. The Bond Offers will not be subject to the German Securities Acquisition and Takeover Act (Wertpapiererwerbs- und Übernahmegesetz, (“WpÜG”)) and will not be reviewed by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, BaFin). Investors and holders of Convertible Bonds are strongly advised to read the relevant documents regarding the Bond Offers published by Dragonfly, which will make the Bond Offers, when they become available because they will contain important information. Investors and holders of Convertible Bonds will be able to receive these documents, when they become available, at the website www.GlobalHealthcareLeader.com. Upon publication, the offer document for the Bond Offers will also be available free of charge at a specified location and will be mailed to investors and holders of Convertible Bonds free of charge upon request.

Shareholders of Celesio and holders of Convertible Bonds are strongly recommended to seek independent advice, where appropriate, in order to reach an informed decision in respect of the content of the offer documents and with regard to the Takeover Offer or the Bond Offers.

The Offers will be issued exclusively under the laws of the Federal Republic of Germany, the Takeover Offer especially under the WpÜG and the Regulation on the Content of the Offer Document, Consideration for Takeover Offers and Mandatory Offers and the Release from the Obligation to Publish and Issue an Offer (“WpÜG Offer Regulation”), and certain applicable provisions of U.S. securities law. The Offers will not be executed according to the provisions of jurisdictions (including the jurisdictions of Australia and Japan) other than those of the Federal Republic of Germany and certain applicable provisions of U.S. securities law. Thus, no other announcements, registrations, admissions or approvals of the Offers outside the Federal Republic of Germany will be filed, arranged for or granted. The shareholders of Celesio and holders of Convertible Bonds cannot rely on having recourse to provisions for the protection of investors in any jurisdiction other than such provisions of the Federal Republic of Germany. Any contract that will be concluded on the basis of the Offers will be exclusively governed by the laws of the Federal Republic of Germany and will to be interpreted in accordance with such laws.

Neither McKesson nor Dragonfly have approved the publication, sending, distribution, or dissemination of this press release or any other document associated with the Offers by third parties outside the Federal Republic of Germany. Neither McKesson nor Dragonfly nor persons acting in concert with McKesson or Dragonfly within the meaning of Section 2 para. 5 sentence 1 and sentence 3 WpÜG are in any way responsible for the compliance of the publication, sending, distribution, or dissemination of this press release or any other document associated with the Offers by a third party outside of the Federal Republic of Germany to any jurisdiction with legal provisions other than those of the Federal Republic of Germany.

The publication, sending, distribution or dissemination of this press release in certain jurisdictions other than the Federal Republic of Germany may be governed by laws of jurisdictions other than the Federal Republic of Germany in which the publication, sending, distribution or dissemination are subject to legal restrictions. Persons who are not resident in the Federal Republic of Germany or who are for other reasons subject to the laws of other jurisdictions should inform themselves of, and observe, those.

This press release is not for release, publication or distribution, in whole or in part, in, into or from any jurisdiction where to do so would constitute a violation of the relevant laws of such jurisdiction.

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), as amended, that are subject to risks and uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements.

These statements do not represent facts and may be characterized by words such as “expect”, “believe”, “estimate”, “intend”, “aim”, “assume” or similar expressions. Such statements express the intentions, opinions, or current expectations of McKesson, the persons acting in concert with McKesson pursuant to Section 2 para. 5 sentence 1 and sentence 3 of WpÜG and Celesio with respect to possible future events, e.g., regarding possible consequences of the Takeover Offer and the Bond Offers for McKesson or Celesio, for those shareholders of Celesio who choose not to accept the Takeover Offer, for those holders of Convertible Bonds who choose not to accept the Bond Offers or for future financial results of McKesson or Celesio. Such forward-looking statements are based on current plans, estimates and forecasts which McKesson, the persons acting in concert with McKesson pursuant to section 2 para. 5 sentence 1 and sentence 3 of WpÜG and Celesio have made to the best of their knowledge, but which do not claim to be correct in the future. Forward-looking statements are subject to risks and uncertainties that are difficult to predict and generally cannot be influenced by McKesson, the persons acting in concert with McKesson within the meaning of Section 2 para. 5 sentence 1 and sentence 3 of WpÜG or Celesio. The forward-looking statements contained in this press release could turn out to be incorrect and/or future events and developments could considerably deviate from the forward-looking statements contained in this press release. No assurances can be given that the forward-looking statements in the offer documents in relation to the Takeover Offer or the Bond Offers which are yet to be published or any other document associated with the Takeover Offer or the Bond Offers will be realized. Subject to compliance with applicable law and regulations, neither McKesson nor Dragonfly intend to update these forward-looking statements or to undertake any obligation to do so.

If you are a resident of the United States, please read the following:

The Offers will be made for the securities of a non-U.S. company and will be subject to the disclosure and procedural laws, standards and practices of jurisdictions other than the U.S., although are intended to be made in the United States in reliance on, and compliance with, Section 14(e) of the Exchange Act and Regulation 14E thereunder, as exempted thereunder by Rule 14d-1(c).

In accordance with the intended Offers, McKesson, Dragonfly, certain affiliated companies and the nominees or brokers (acting as agents) may make certain purchases of, or arrangements to purchase, Celesio Shares and Convertible Bonds outside the Offers also during the period in which the Offers remain open for acceptance. If such purchases or arrangements to purchase are made they will be made outside the United States and will comply with applicable law, including the Exchange Act.